UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2017

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
EPAM Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 6, 2017 (the “2017 Annual Meeting”). A total of 51,732,451 shares of the Company’s common stock were entitled to vote on matters presented to stockholders at the 2017 Annual Meeting as of April 10, 2017. The proposals presented at the 2017 Annual Meeting are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 27, 2017 (the “Proxy Statement”). The following is a summary of the final voting results for each matter.

Election of Directors

The Company’s stockholders voted to elect Ronald P. Vargo, Jill B. Smart and Dr. Peter Kuerpick to serve as Class II directors, holding office for a three-year term until the annual meeting of stockholders in 2020, or until their successors are elected and qualified. Votes cast were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald P. Vargo	41,921,587	1,030,128	5,613,171
Jill B. Smart	41,993,204	958,511	5,613,171
Dr. Peter Kuerpick	41,191,778	1,759,937	5,613,171

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Votes cast were as follows:

Votes For	Votes Against	Abstentions
48,503,888	34,435	26,563

Advisory Vote to Approve Executive Compensation

The Company’s stockholders voted, on advisory basis, to approve the compensation for the Company’s named executive officers for the fiscal year ended December 31, 2016 as disclosed in the Company’s Proxy Statement. Votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,820,222	2,102,461	29,032	5,613,171

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAM Systems, Inc.

Date:	June 8, 2017	By:	/s/ GINGER MOSIER
			Name:	Ginger Mosier
			Title:	Senior Vice President, General Counsel and Secretary